Exhibit 8.1
List of Subsidiaries of KT Corporation
(As of December 31, 2008)

Jurisdiction of
Name	Incorporation
KT Powertel Co., Ltd.	Korea
KT Networks Corporation	Korea
KT Linkus Co., Ltd.	Korea
KT Hitel Co., Ltd.	Korea
KT Submarine Co., Ltd.	Korea
KT Freetel Co., Ltd.	Korea
KT Commerce Inc.	Korea
KTF Technologies Inc.	Korea
KT Internal Venture Fund No.2	Korea
KTF M Hows Co., Ltd.	Korea
KT Rental Co., Ltd.	Korea
Sidus FNH Corporation	Korea
Sidus FNH Benex Cinema Investment Fund	Korea
KT Capital Co., Ltd.	Korea
Telecop Service Co., Ltd.	Korea
Olive Nine Co., Ltd.	Korea
KTF M&S Co., Ltd.	Korea
KT FDS Co., Ltd.	Korea
KTF Music Corporation (formerly, Bluecord Technology Co., Ltd.)	Korea
Doremi Media Co., Ltd.	Korea
Nasmedia, Inc.	Korea
Sofnics, Inc.	Korea
JungBoPremiumEdu Co., Ltd.	Korea
KT New Business Fund No. 1	Korea
KT DataSystems Co., Ltd.	Korea
Korea Telecom America, Inc.	America
New Telephone Company, Inc.	Russia
Korea Telecom Japan Co., Ltd.	Japan
Korea Telecom China Co., Ltd.	China
PT. KTF Indonesia	Indonesia
Super iMax	Uzbekistan
East Telecom	Uzbekistan
KTSC Investment Management B.V.	Netherlands